EX-99.77.Q1(a) - Copies of Material Amendments to the Trusts Declaration of Trust or By-laws
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Amendment No. 56 dated May 20, 2010 to the Agreement and Declaration of
Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(57) to Post-Effective Amendment No. 249 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).

Amendment No. 57 dated June 17, 2010 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(58) to Post-Effective Amendment No. 249 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).